EXHIBIT 3.2


                                     BYLAWS
                                       OF
                                    RPC, INC.
                                    ---------

                                     OFFICES
                                     -------

     FIRST: The executive offices of RPC, Inc. (the "Corporation") shall be located at 2170 Piedmont Road, N.E., in the City of Atlanta, GA. The registered office in the State of Delaware is located at 32 Lockerman Square, Suite L-100, in the city of Dover, County of Kent, and the registered agent in charge of said office shall be C.T. Corporation.

                                 CORPORATE SEAL
                                 --------------

     SECOND: The corporate seal shall have inscribed thereon the name of the Corporation and the year and state of its incorporation.

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

     THIRD: The annual meeting of stockholders for the election of directors shall be held on the fourth Tuesday of April at such office of the Corporation as may be designated by the Board of Directors and included in the notice of such meeting, in each year, or if that day be a legal holiday, on the next succeeding day not a legal holiday, at which meeting they shall elect by ballot, by plurality vote, a board of directors and may transact such other business as may come before the meeting.

     Special meetings of the stockholders may be called at any time by the chairman and shall be called by the chairman or secretary on the request in writing or by vote of a majority of the directors or at the request in writing of stockholders of record owning a majority in the amount of the capital stock outstanding and entitled to vote.

     All such special meetings of the stockholders shall be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the board of directors or as shall be specified and fixed in the respective notices or waivers of notice thereof.

     Each stockholder of each class entitled to vote shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy, signed by him, for each share of voting stock held by him, but no proxy shall be voted after the meeting of stockholders for which such proxy was solicited and which has been adjourned sine die. Such right to vote shall be subject to the right of the board of directors to fix a record date for voting stockholders as hereinafter provided and if the directors shall not have exercised such right, no share of stock which shall have been transferred on the books of the Corporation within twenty days next preceding such election shall be voted on at any election for directors.

     Notice of all meetings shall be mailed by the secretary to each stockholder of record entitled to vote, at his or her last known post office address, not less than ten nor more than sixty days before any annual or special meeting.

     The holders of a majority of each class of stock outstanding and entitled to vote shall constitute a quorum, but the holders of a smaller amount may adjourn from time to time without further notice until a quorum is secured.

                                    DIRECTORS
                                    ---------

     FOURTH: The property and business of this Corporation shall be managed by a board of not less than six (6) nor more than eleven (11) directors; except that where all the shares of Common Stock of the Corporation are owned beneficially and of record by one stockholder, the property and business of the Corporation may be managed by a sole director. The directors shall be divided into three classes. The first class (Class I) shall consist of at lease two (2) directors and the initial term of office of such class shall expire at the first annual meeting of stockholders. The second class (Class II) shall consist of at least two (2) directors and the initial term of office of such class shall expire at the second annual meeting of stockholders. The third class (Class

III) shall consist of at least two (2) directors and the initial term of office of such third class shall expire at the third annual meeting of stockholders. Should the number of directors be increased or decreased in the future, no class of directors shall have more than one director more than any other class of directors. At each annual election commencing at the first annual meeting of stockholders, the successors to the class of directors whose term expires at that time shall be elected to hold office for a term of three years to succeed those whose term expires, so that the term of office of one class of directors shall expire in each year. Each director shall hold office for the term for which he is elected or appointed or until his successor shall be elected and qualified, or until his death or until he shall resign.

                               POWERS OF DIRECTORS
                               -------------------

     FIFTH: The board of directors shall have, in addition to such powers as are hereinafter expressly conferred on it, all such powers as may be exercised by the Corporation, subject to the provisions of the General Corporation Law of Delaware, the certificate of incorporation and the bylaws.

     The board of directors shall have power:

     To purchase or otherwise acquire property, rights or privileges for the Corporation, which the Corporation has power to take, at such prices and on such terms as the board of directors may deem proper.

     To pay for such property, rights or privileges in whole or in part with money, stock, bonds, debentures or other securities of the Corporation, or by the delivery of other property of the Corporation.

     To create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgages or otherwise, and to do every other act and thing necessary to effectuate the same.

     To appoint agents, clerks, assistants, factors, employees and trustees, and to dismiss them at its discretion, to fix their duties and emoluments and to change them from time to time and to require security as it may deem proper. Any employee appointed by the board may be given such designation or title as the board shall determine; however, any such designation or title given any such employee shall not be deemed to constitute such employee a corporate officer under Article EIGHTH of these bylaws.

     To confer on any officer of the Corporation the power of selecting, discharging or suspending such employee.

     To determine by whom and in what manner the Corporation's bills, notes, receipts, acceptances, endorsement, checks, releases, contracts or other documents shall be signed.

                              MEETINGS OF DIRECTORS
                              ---------------------

     SIXTH: After each annual election of directors, the newly elected directors may meet for the purpose of organization, the election of officers and the transaction of other business, immediately after such meeting of stockholders or at such place and time as the directors may determine, and, if a majority of the directors be present at such place and time, no prior notice of such meeting shall be required to be given to the directors. The place and time of such meeting may also be fixed by written consent of the directors.

     Regular meetings of the directors shall be held annually following the stockholders meeting on the fourth Tuesday of April and quarterly on the fourth Tuesday of January, July and

October of each year at the executive offices of the corporation in Atlanta, Georgia, or elsewhere. Meetings may be held at other times as may be fixed by resolution of the board.

     Special meetings of the directors may be called by the chairman on two days' notice in writing or on one day's notice orally, by telegraph, telephone or otherwise to each director and shall be called by the chairman in like manner on the written request of two directors.

     Special meetings of the directors may be held within or without the State of Delaware at such places as is indicated in the notice or waiver of notice thereof.

     A majority of the directors shall constitute a quorum, but a smaller number may adjourn from time to time, without further notice, until a quorum is secured.

     The board may, by resolution passed by a majority of the whole board, designate one or more committees, including without limitation an Executive Committee, an Audit Committee and an Executive Compensation Committee, each committee to consist of one or more directors of the Corporation. Any such committee to the extent provided in the directors' resolution or in these bylaws, shall have and may exercise all the powers and authority of the board in managing the affairs and business of the Corporation, including without limitation the power and authority to declare a dividend or to authorize the issuance of stock, and may authorize affixation of the corporate seal to all papers that require it, but no such committee shall have the power or authority of the board in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all, or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation.

                            COMPENSATION OF DIRECTORS
                            -------------------------
                            AND MEMBERS OF COMMITTEES
                            -------------------------

     SEVENTH: Directors and members of standing committees shall receive such compensation for attendance at each regular or special meeting of the board or such committees as the board shall from time to time prescribe.

                           OFFICERS OF THE CORPORATION
                           ---------------------------

     EIGHTH: The officers of the Corporation shall be a chairman, a president, a secretary, a treasurer and such other officers as may from time to time be chosen by the board of directors. The chairman and the president shall be chosen from among the directors.

     One person may hold more than one office.

     The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer chosen or appointed by the board of directors may be removed either with or without cause at any time by the affirmative vote of a majority of the whole board of directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the whole board of directors.

                             DUTIES OF THE CHAIRMAN
                             ----------------------

     NINTH: It shall be the duty of the chairman to preside at all meetings of stockholders and directors; to have general and active management of the business of the Corporation; and to see that all orders and resolutions of the board of directors are carried into effect. The chairman shall be vested with all the powers and be required to perform all the duties of the president in his absence or disability. The chairman shall perform such other duties as shall be assigned to him by the board of directors.

                             DUTIES OF THE PRESIDENT
                             -----------------------

     TENTH: The president shall be the chief executive officer of the corporation. It shall be the duty of the president to execute, unless otherwise delegated, all contracts, agreements, deeds, bonds, mortgages and other obligations and instruments, in the name of the corporation and to affix the corporate seal thereto when authorized by the board.

     The president shall supervise and direct the other officers of the Corporation and shall see that their duties are properly performed.

     The president shall be vested with all the powers and be required to perform all the duties of the chairman in his absence or disability. The president shall perform such other duties as shall be assigned to him by the chairman of the board of directors or the board of directors.

                                CHAIRMAN PRO TEM
                                ----------------

     ELEVENTH: In the absence or disability of the chairman and the president, the board may appoint from their own number a chairman pro tem.

                                    SECRETARY
                                    ---------

     TWELFTH: The secretary shall attend all meetings of the board of directors, and all other meetings as directed by the board of directors. He shall act as clerk thereof and shall record all of the proceedings of such meetings in a book kept for that purpose. He shall give proper notice of meetings of stockholders and shall perform such other duties as shall be assigned to him by the president or the chairman of the board of directors.

                                    TREASURER
                                    ---------

     THIRTEENTH: The treasurer shall have custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors.

     He shall keep an account of stock registered and transferred in such manner and subject to such regulations as the board of directors may prescribe.

     He shall give the Corporation a bond, if required by the board of directors, in such sum and in form and with security satisfactory to the board of directors for the faithful performance of the duties of his office and the restoration to the Corporation, in case of his death, resignation or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession, belonging to the Corporation. He shall perform such other duties as the board of directors may from time to time prescribe or require.

                       DUTIES OF OFFICERS MAY HE DELEGATED
                       -----------------------------------

     FOURTEENTH: In the case of the absence or disability of any officer of the Corporation or far any other reason deemed sufficient by a majority of the board, the board of directors may delegate his powers or duties, to any other officer or to any director for the duration of such absence or disability.

                              CERTIFICATES OF STOCK
                              ---------------------

     FIFTEENTH: Certificates of stock shall be signed by either the chairman or vice-chairman of the board of directors, or the president or vice-president, and either the treasurer, assistant treasurer, secretary or assistant secretary. If a certificate of stock be lost or destroyed, another may be issued in its stead upon proof of such loss or destruction and the giving of a satisfactory bond of indemnity, in an amount sufficient to indemnify the Corporation against any claim. A new certificate may be issued without requiring bond when, in the judgment of the directors, it is proper to do so. Certificates may be signed by facsimile signature if so ordered by the board of directors.

                                TRANSFER OF STOCK
                                -----------------

     SIXTEENTH: All transfers of stock of the Corporation shall be made upon its books by the holder of the shares in person or by his lawfully constitutes representative, upon surrender of certificates of stock for cancellation.

     The Corporation shall have authority to appoint transfer agents and registrars by resolution of the board of directors.

                             STOCKHOLDERS OF RECORD
                             ----------------------

     SEVENTEENTH: The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

                                   FISCAL YEAR
                                   -----------

     EIGHTEENTH: The fiscal year of the Corporation shall end on the last day of December in each year.

                                    DIVIDENDS
                                    ---------

     NINETEENTH: Dividends upon the capital stock of any class may be declared by the board of directors at any regular or special meeting and may be paid in cash or in property or in shares of the capital stock. Before paying any dividend or making any distribution of profits, the directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may alter or abolish any such reserve or reserves.

                                CHECKS FOR MONEY
                                ----------------

     TWENTIETH: All checks, drafts or orders for the payment of money shall be signed by the treasurer or by such other officer or officers as the board of directors may from time to time designate. No check shall be signed in blank. The board of directors also from time to time may authorized specified employees to sign checks on the Corporation's accounts.

                                BOOKS AND RECORDS
                                -----------------

     TWENTY-FIRST: The books, accounts and records of the Corporation except as otherwise required by the laws of the State of Delaware, may be kept within or without the State of Delaware, at such place or places as may from time to time be designated by the bylaws or by resolution of the directors.

                                     NOTICES
                                     -------

     TWENTY-SECOND: Notice required or permitted to be given under the provisions of these bylaws to any director, officer or stockholder shall not be construed to mean personal notice, but may be given in writing by depositing the same in a post office or letter-box, in a postpaid sealed wrapper, addressed to such stockholder, officer ox director at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the some shall be thus mailed. Any stockholder, officer. or director may waive, in writing, any notice, required to be given under these bylaws whether before or after the time stated therein.

                              AMENDMENTS OF BYLAWS
                              --------------------

     TWENTY-THIRD: These bylaws may be amended, altered, repealed, or added to at any meeting of the stockholders or board of directors, by affirmative vote of a majority of each class of stock issued and outstanding and entitled to vote thereon or of a majority of the directors in office, as the case may be.

               INDEMNIFICATION OF DIRECTORS OFFICERS AND EMPLOYEES
               ---------------------------------------------------

         TWENTY-FOURTH: The Corporation shall indemnify, in the manner and to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware, any person(or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a directors, officer or General Counsel of the Corporation, or is or was serving at the request of the Corporation as a director, officer or General counsel of another corporation, partnership joint venture, trust or other enterprise. The indemnification provided herein shall be made if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been determined to be liable for gross negligence or willful misconduct in the performance of his duty to the Corporation. Such determination may be made by a majority of a committee composed of the directors not involved in the matter in controversy (whether or not a quorum). To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other employee for any such expense to the full extent provided by law, nor shall it be deemed exclusive of an other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him.

                          NON-DISCRIMINATION STATEMENT
                          ----------------------------

     TWENTY-FIFTH: Consistent with the Corporation's equal employment opportunity policy, nominations for the election of directors shall be made by the Board of Directors and voted upon by the stockholders in a manner consistent with these bylaws and without regard to the nominee's race, color, ethnicity, religion, sex, age, national origin, veteran status, or disability.

     TWENTY-SIXTH: INTENTIONALLY LEFT BLANK

                        NOTICE OF NOMINATION OF DIRECTORS
                        ---------------------------------

     TWENTY-SEVENTH: Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 27th and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this
Section 27th.. Shareholders will not be entitled to nominate any candidate for director at any annual or special meeting unless the shareholder shall have first provided notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation so that it is received (a) not less than ninety days prior to the anniversary of the prior year's annual meeting of stockholders with respect to an annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the later of the close of business 90 days prior to such annual meeting or the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs (and in no event shall the public announcement of an adjournment of the meeting commence a new time period for a giving of a stockholder's notice under this Section).

         Each such notice shall set forth (a) with respect to the nominee, (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee for the past five years, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder,
(iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (c) whether such stockholder or beneficial owner has delivered or intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a shareholder failed to provide notice of a nomination in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.